SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 24, 2005

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee  37027

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (615) 373-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

The information contained in this Form 8-K (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.02                                         Results of Operations and Financial Condition

On February 24, 2005, Community Health Systems, Inc. (the “Company”), announced operating results for the quarter and year ended December 31, 2004.  A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.01                                         Regulation FD Disclosure

The following table sets forth selected information concerning the updated projected consolidated operating results of the Company for the year ending December 31, 2005.  These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.  The revision to the Company’s guidance provided on October 26, 2004, relates primarily to the impact of the announced divestures of four additional hospitals during the first quarter of 2005, one of which was a hospital held for sale and already reflected in the October guidance.

The following is provided as guidance to analysts and investors:

2005 Projection Range
Net operating revenues (in millions)	$3,625 to $3,675
Adjusted EBITDA (in millions)	$555 to $575 (a)
Income from continuing operations per share - diluted	$1.78 to $1.88 (b)
Net income per share - diluted	$1.78 to $1.88 (b) (c)
Same hospitals annual admissions growth	1.5% to 3.0%
Weighted average diluted shares (in millions)	98 to 99 (b)
Acquisitions of new hospitals	2 to 4

Income from Continuing Operations Per Share - Diluted Estimated by Quarter:

1st quarter ending March 31, 2005	$0.45 to $0.47
2nd quarter ending June 30, 2005	$0.43 to $0.45
3rd quarter ending September 30, 2005	$0.43 to $0.45
4th quarter ending December 31, 2005	$0.47 to $0.51

For Footnotes (a), (b) and (c) see page 3.

The following assumptions were used in developing the guidance provided above:

•                       The 2005 projection range does not assume any undisclosed possible divestures.

•                       The 2005 projection range reflects three additional hospitals with respect to which we have announced the execution of definitive agreements for their sale.  These three hospitals account for 308 of the Company’s licensed beds and approximately 2% of the Company’s net revenue with an estimated mid-point single digit EBITDA margin.  The fourth hospital included in our announcements, was a hospital being held for sale and was already reflected in our October 26, 2004 guidance.

•                       In December 2004, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment.  SFAS No. 123(R) will require the Company to recognize compensation expense beginning July 1, 2005, in an amount equal to the fair value of share-based payments related to unvested stock options over the applicable vesting period.  The above 2005 guidance has not yet been adjusted for the impact of the adoption of this recently issued statement.

•                       The 2005 projection range includes the estimated impact of a reduction in Medicaid enrollment as a result of the State of Tennessee’s recently announced plans to cut costs of the expanded TennCare program.

•                       The 2005 projection range includes the estimated impact of the favorable Medicaid reimbursement changes under the State of Illinois Provider Assessment Program.

•                       Provision for bad debts, which is expressed as a percentage of net operating revenue, is projected to be approximately 10.3% to 10.5% for 2005.

•                       Capital expenditures are as follows (in millions):

	Actual	Guidance
	2004	2005
Total	$164	$170 to $180

•                       Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.5% to 4.9% for 2005; however, this is a fixed cost and the percentages may vary as revenue varies.

•                       Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.7% to 39.1% for 2005.

Footnotes from page 2

(a)                      EBITDA consists of income before interest, income taxes and depreciation and amortization.  Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and minority interest in earnings.  We have from time to time sold minority interests in certain of our subsidiaries or acquired subsidiaries with existing minority interest ownership positions.  We believe that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors our Company’s portion of EBITDA generated by our continuing operations.  We use adjusted EBITDA as a measure of liquidity.  We have included this measure because we believe it provides investors with additional information about our ability to incur and service debt and make capital expenditures.  Adjusted EBITDA is the basis for a key component in the determination of our compliance with some of the covenants under our senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Our calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to our net cash provided by operating activities as presented in the above guidance:

	2005 Projection Range
	(in millions)

Adjusted EBITDA	$555	$575
Taxes and interest expense	(210)	(210)
Other non-cash expenses and net changes in operating assets and liabilities	(20)	(25)
Net cash provided by operating activities	$325	$340

(b)                     The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause a $0.09 projected decrease in the reported net income per share in 2005.  Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the calculation of fully diluted earnings per share).

(c)                      Net loss on sale of disclosed divestures is not reflected in net income per share – diluted guidance until transactions are closed.

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements.  A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the

Company’s expected results to differ materially from those expressed in this filing.  These factors include, among other things:

•                       general economic and business conditions, both nationally and in the regions in which we operate;

•                       demographic changes;

•                        existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

•                        legislative proposals for healthcare reform;

•                        the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

•                        our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

•                        changes in inpatient or outpatient Medicare and Medicaid payment levels;

•                        uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

•                        increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

•                        liability and other claims asserted against us, including self-insured malpractice claims;

•                        competition;

•                        our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

•                        trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•                        changes in medical or other technology;

•                        changes in generally accepted accounting principles;

•                        the availability and terms of capital to fund additional acquisitions or replacement facilities;

•                        our ability to successfully acquire and integrate additional hospitals;

•                        our ability to obtain adequate levels of general and professional liability insurance;

•                        potential adverse impact of known and unknown government investigations;

•                        timeliness of reimbursement payments received under government programs; and

•                        the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the quarter and year ended December 31, 2004, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

The Company cautions that the annual projections for 2005 set forth herein are given as of the date hereof based on currently available information.  The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

ITEM 9.01  Financial Statements and Exhibits

Exhibits

The following exhibit is furnished herewith:

99.1  Community Health Systems, Inc. Press Release dated February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2005	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer
and Director
(principal financial officer)

	By:	/s/ T. Mark Buford
T. Mark Buford
Vice President and Corporate Controller
(principal accounting officer)

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated February 24, 2005